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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

       Filed by the Registrant / /
       Filed by a Party other than the Registrant /X/

       Check the appropriate box:

       /X/    Preliminary Proxy Statement
       / /    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       / /    Definitive Proxy Statement
       / /    Definitive Additional Materials
       / /    Soliciting Material Pursuant to Section 240.14a-12

                              TAUBMAN CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           SIMON PROPERTY GROUP, INC.
                        SIMON PROPERTY ACQUISITIONS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /    No fee required.

/X/    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
              Common Stock, par value $.01 per share, of Taubman Centers, Inc.

       (2)    Aggregate number of securities to which transaction applies:
              61,614,740 shares of Common Stock, consisting of (i) 51,314,492 outstanding shares of Common Stock, (ii) 2,269 shares of Common Stock issuable upon conversion of the 31,767,066 outstanding shares of Series B Non-Participating Convertible Preferred Stock,
              (iii) 7,097,979 shares of Common Stock issuable upon conversion of outstanding partnership units of The Taubman Realty Group Limited Partnership ("TRG") and (iv) 3,200,000 shares of Common Stock issuable upon the conversion of outstanding options (each of which entitles the holder thereof to purchase one partnership unit of TRG which, in turn, is convertible into one share of Common Stock), in each case based on the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2002 and the Registrant's Proxy Statement for its 2002 Annual Meeting of Shareholders.

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): As provided by Rule 0-11(c), the filing fee is based upon 1/50th of 1% of $18.00, the amount offered to be paid per share of Common Stock in connection with the tender offer being made in connection with this proxy solicitation, multiplied by 61,614,740 shares of Common Stock.

       (4)    Proposed maximum aggregate value of transaction: $1,109,065,320.

       (5)    Total fee paid: $221,813.06.

/ /    Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid: $221,813.06.

       (2) Form, Schedule or Registration Statement No.: Schedule TO, File No. 005-42862

       (3) Filing Party: Simon Property Group, Inc.; Simon Property Acquisitions, Inc.

       (4)    Date Filed: December 5, 2002.

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                  Preliminary Materials dated December 5, 2002

                 ----------------------------------------------
                 This proxy statement will be revised to reflect
                      actual facts at the time of filing of
                         the definitive proxy statement.
                 ----------------------------------------------

                                 PROXY STATEMENT

                                       OF

                           SIMON PROPERTY GROUP, INC.
                        SIMON PROPERTY ACQUISITIONS, INC.

                                     FOR THE

                         SPECIAL MEETING OF SHAREHOLDERS
                          UNDER SECTION 450.1796 OF THE
                        MICHIGAN BUSINESS CORPORATION ACT

                                       OF

                              TAUBMAN CENTERS, INC.

                            To Be Held On __________

                            CONTROL SHARE ACQUISITION

TO THE SHAREHOLDERS OF TAUBMAN CENTERS, INC.:

       This Proxy Statement and the accompanying BLUE proxy card are being furnished by Simon Property Group, Inc. ("SPG Inc."), a Delaware corporation and the general partner and the owner of the majority of the equity interests of Simon Property Group, L.P., a Delaware limited partnership ("SPG L.P."), and by Simon Property Acquisitions, Inc. (including any successor thereto, the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of SPG Inc., in connection with their solicitation of proxies to be used for the purposes described herein at the Special Meeting of Shareholders of Taubman Centers, Inc., a Michigan corporation (the "Company"), to be held at __:__ a.m./p.m. on __________ and at any adjournments or postponements thereof (the "Special Meeting"). The record date for the Special Meeting is __________ (the "Record Date"). The principal executive offices of the Company are located at 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200.

       In accordance with Chapter 7B of the Michigan Business Corporation Act (the "MBCA"), SPG Inc. and the Purchaser are soliciting proxies from shareholders of the Company entitled to vote at the Special Meeting to approve a resolution granting full voting rights to all of the shares of the Company's common stock, par value $.01 per share (the "Common Stock" or the "Shares"), to be acquired by the Purchaser in its offer to purchase for cash all outstanding shares of the Common Stock, dated December 5, 2002 (the "Offer to Purchase"), which would entitle it to control a majority of the voting power of the Company in the election of its directors. As used herein, the term "Offer" includes the Offer to Purchase and the related Letter of Transmittal, as


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the same may be amended or supplemented from time to time. On the terms and subject to the conditions specified in the Offer, the Purchaser is offering to purchase all of the outstanding Shares at a price of $18.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"). A copy of the Offer to Purchase is available upon request from MacKenzie Partners, Inc. ("MacKenzie Partners"), the Purchaser's Information Agent for the Offer, at the phone numbers and address listed below.

       Shares are only being sought for tender by means and pursuant to the terms of the Offer to Purchase and related Letter of Transmittal, as filed by SPG Inc. and the Purchaser with the Securities and Exchange Commission (the "Commission") as exhibits to the Purchaser's Tender Offer Statement on Schedule TO on December 5, 2002.

       The date of this Proxy Statement is __________. This Proxy Statement and the accompanying BLUE form of proxy are first being sent or given to the Company's shareholders on or about __________.

       As more fully described below under the heading "Michigan Control Share Act," the Company's shareholders will be asked to approve a resolution granting full voting rights for all Shares to be acquired by the Purchaser pursuant to the Offer that would entitle it directly or indirectly to control a majority of the voting power of the Company in the election of its directors.

       SHARES WILL NOT BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER UNLESS, IN ADDITION TO SATISFYING CERTAIN OTHER CONDITIONS SPECIFIED THEREIN (INCLUDING A CONDITION THAT AT LEAST TWO-THIRDS (2/3) OF THE TOTAL VOTING POWER OF THE COMPANY TENDERS ITS SHARES), (I) SHAREHOLDERS OF THE COMPANY APPROVE A RESOLUTION GRANTING FULL VOTING RIGHTS FOR ALL SHARES TO BE ACQUIRED BY THE PURCHASER THAT WOULD ENTITLE IT DIRECTLY OR INDIRECTLY TO CONTROL A MAJORITY OF THE VOTING POWER OF THE COMPANY IN THE ELECTION OF ITS DIRECTORS, OR (II) THE PURCHASER, IN ITS SOLE DISCRETION, IS SATISFIED THAT THE PROVISIONS OF THE MICHIGAN CONTROL SHARE ACT (CHAPTER 7B OF THE MBCA) ARE INVALID OR OTHERWISE INAPPLICABLE TO SUCH ACQUISITION.

       ACCORDINGLY, SHAREHOLDERS WHO WANT THE OPPORTUNITY TO TENDER THEIR SHARES FOR $18.00 PER SHARE IN CASH PURSUANT TO THE OFFER SHOULD FACILITATE SATISFACTION OF THESE CONDITIONS BY VOTING TO AUTHORIZE THE EXERCISE OF VOTING RIGHTS WITH RESPECT TO SHARES TO BE ACQUIRED BY THE PURCHASER PURSUANT TO THE OFFER BY SIGNING, DATING AND PROMPTLY MAILING THE ENCLOSED BLUE PROXY CARD WITH A VOTE FOR THE AUTHORIZATION OF THE ACQUISITION PROPOSAL (AS DEFINED BELOW).

       YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

       Tendering Shares pursuant to the Offer alone does NOT constitute a vote to authorize the Acquisition Proposal. To vote FOR such authorization, shareholders must vote by dating,


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signing and returning the enclosed BLUE proxy card or by voting in person at the
Special Meeting.

          Any shareholders who have questions about voting their Shares, or the terms and conditions of the Offer or the Acquisition Proposal (as defined below) should call MacKenzie Partners toll-free at (800) 322-2885 or collect at (212) 929-5550 (fax: (212) 929-0308). The address of MacKenzie Partners is 105 Madison Avenue, New York, New York 10016.

                          VOTING AT THE SPECIAL MEETING

       At the Special Meeting, shareholders will be asked to approve a resolution granting full voting rights for all Shares to be acquired by the Purchaser pursuant to the Offer that (as contemplated by the requirements of the Michigan Control Share Act) would entitle it directly or indirectly to control a majority of the voting power of the Company in the election of its directors (the "Acquisition Proposal"). If sufficient proxies are not received to authorize the Acquisition Proposal, SPG Inc. may seek to adjourn the Special Meeting to allow additional time to solicit votes.

       Under Section 1798 of the Michigan Control Share Act, authorization for the Acquisition Proposal requires:

       (a) A majority of the votes cast by the holders of shares entitled to vote thereon, and if the proposed control share acquisition would, if fully carried out, result in any action which would require a vote as a class or a series, by a majority of the votes cast by the holders of shares of each such class or series entitled to vote thereon ("Vote I"); and

       (b) A majority of the votes cast by the holders of shares entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote as a class or a series, excluding all "interested shares" (as defined below under the heading "Michigan Control Share Act") ("Vote II").

       A quorum will be deemed present at the Special Meeting if at least a majority of the shares entitled to vote at the Special Meeting is represented at the Special Meeting in person or by proxy. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining the approval of the Acquisition Proposal.

       According to the Company's Form 10-Q for the quarter ended September 30, 2002, as of September 30, 2002 there were 51,314,492 shares of Common Stock and 31,767,066 shares of Series B Non-Participating Convertible Preferred Stock (the "Series B Preferred Stock") issued and outstanding. Each share of Common Stock generally entitles the holder to one vote per share on the Acquisition Proposal (except that, as described below, "interested shares" are to be excluded in certain cases). Under the terms of the Company's Restated Articles of Incorporation (the "Charter"), each share of Series B Preferred Stock also would entitle the holder to one vote per share on the Acquisition Proposal (except that, as described below, "interested shares" would be excluded in certain cases). However, as described below under "The Offer and Accompanying Litigation," SPG Inc. and the Purchaser, as well as other shareholders of the Company, have filed lawsuits challenging the legality of the voting rights of the Series B


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Preferred Stock and certain other recently acquired shares of Common Stock held or controlled by the Taubman Family (as defined below). These lawsuits are based in part on a claim that the Series B Preferred Stock issued to the Taubman Family should not have voting rights under the Michigan Control Share Act.

          "Control shares" acquired in a "control share acquisition" subject to the Michigan Control Share Act have only such voting rights as are approved in a resolution adopted by the shareholders and, therefore, cannot be voted on any matters coming before the shareholders, including the Acquisition Proposal, unless and until such shareholder approval is obtained. In addition, under the Michigan Control Share Act, shares as to which any officer or any employee who is also a director of the Company may exercise or direct the exercise of voting power are "interested shares" and excluded from the determination of whether the Acquisition Proposal is approved by a majority vote in Vote II.

          To determine the shares eligible to vote in connection with the Acquisition Proposal, it is necessary to consider two transactions involving the Taubman Family pursuant to which the Purchaser believes the issuance of Series B Preferred Stock to the Taubman Family, without adequate disclosure or certain shareholder approvals, resulted in the Taubman Family holding an aggregate of 25,228,882 shares of Series B Preferred Stock that should not be entitled to voting rights. In a 1998 transaction, A. Alfred Taubman and his family, including Robert S. Taubman and William S. Taubman, acquired 25,054,824 shares of Series B Preferred Stock, which increased the voting power of the Taubman Family (as defined in the Taubman Family Schedule 13D) in the Company from less than 1% to over 30% without the shareholders ever having approved voting rights for such shares. The Purchaser and SPG Inc. believe and assert in the Complaint (as defined below) that the 1998 transaction was a "control share acquisition" and none of the shares of Series B Preferred Stock acquired by the Taubman Family are entitled to be voted in Vote I or Vote II or on any other matter subject to a shareholder vote.

          Additionally, according to the Schedule 13D of Robert S. Taubman and the other reporting persons listed therein, filed on January 18, 2000 and amended by an Amendment No. 1 to Schedule 13D, dated November 14, 2002 (the "Taubman Family Schedule 13D"), Mr. Robert S. Taubman, the President and Chief Executive Officer of the Company and Chairman of the Company's Board of Directors (the "Company Board"), together with the Taubman Family (as defined in the Taubman Family Schedule 13D), may purportedly exercise the right to vote with respect to 500,437 shares of Common Stock and 25,228,882 shares of Series B Preferred Stock. According to the Taubman Family Schedule 13D, in November 2002, Robert S. Taubman, the President and Chief Executive Officer of the Company and Chairman of the Company Board, acquired irrevocable proxies to vote 885,584 shares of Common Stock and 1,555,178 shares of Series B Preferred Stock and acquired additional shares through the exercise of certain options. According to the Taubman Family Schedule 13D, such transactions purportedly increased the voting power of the Taubman Family in the Company to 33.6%. The Company's shareholders have not approved voting rights for those shares.

          The Purchaser and SPG Inc. believe that such transactions, taken together, constituted a further "control share acquisition" and that none of the 885,584 shares of Common Stock and 1,555,178 shares of Series B Preferred Stock, the voting power as to which was acquired directly


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or as part of a group by Robert S. Taubman and the rest of the Taubman Family, are entitled to be voted in Vote I or Vote II or on any other matter subject to a shareholder vote.

          In addition to being excluded as "control shares" which have no voting rights for the reasons described above, because of their positions as officers and directors of the Company, all shares which Robert S. Taubman and William S. Taubman might otherwise be entitled to vote are "interested shares" and the Purchaser and SPG Inc. believe that such shares should, at a minimum, be excluded from the determination of whether majority approval is obtained in Vote II under the Michigan Control Share Act. Additionally, the Purchaser and SPG Inc. believe that, as part of a group formed for the purpose of acquiring, holding and voting securities of the Company that includes officers and directors of the Company, the 33.6% of the voting power of the Company's voting securities with respect to which the Taubman Family Schedule 13D was filed should be deemed "interested shares" for purposes of the Michigan Control Share Act and ineligible to vote in Vote II. Excluding these "interested shares" (and taking into account the 11,125 shares of Common Stock held at the time of this Proxy Statement which may be deemed to be "interested shares" of SPG Inc. and the Purchaser and may be excluded from voting on the Acquisition Proposal) based on publicly available information relating to the Company, there are an aggregate of approximately 49,917,346 shares of Common Stock and (to the extent their voting rights are otherwise valid and enforceable) approximately 4,983,006 shares of Series B Preferred Stock eligible to vote in connection with Vote II.

          THE OFFER IS CONDITIONED ON, AT A MINIMUM, THE AUTHORIZATION BY THE COMPANY'S SHAREHOLDERS OF THE ACQUISITION PROPOSAL TO THE EXTENT REQUIRED FOR THE SHARES COVERED BY THE ACQUISITION PROPOSAL TO HAVE VOTING RIGHTS. ACCORDINGLY, IT IS IMPORTANT THAT SHAREHOLDERS WHO WISH TO TENDER THEIR SHARES TO THE PURCHASER PURSUANT TO THE OFFER VOTE FOR THE AUTHORIZATION OF THE ACQUISITION PROPOSAL ON THE ENCLOSED BLUE PROXY CARD. EACH SHAREHOLDER OF RECORD ON THE RECORD DATE WILL BE ENTITLED TO VOTE AT THE SPECIAL MEETING, EVEN IF SUCH SHAREHOLDER HAS TENDERED ITS SHARES PURSUANT TO THE OFFER OR SOLD ITS SHARES AFTER THE RECORD DATE.

          Whether or not you plan to attend the Special Meeting, SPG Inc. and the Purchaser urge you to vote FOR authorization of the Acquisition Proposal by so indicating on the accompanying BLUE proxy card and immediately mailing it in the enclosed postage paid envelope. You may revoke your proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to the Company, 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200, Attn:
Secretary. Although a revocation will be effective if delivered only to the Company, we request that you please also send a copy of any such notice of revocation or later dated proxy to SPG Inc., c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

          Proxies for the Special Meeting also may be revoked by voting in person at the Special Meeting, although attendance at the Special Meeting will not in and of itself revoke a proxy. Unless revoked in the manner set forth above, BLUE proxy cards received by SPG Inc. and the Purchaser in the accompanying form will be voted at the Special Meeting only in accordance with the written instructions of the beneficial owner of the underlying Shares. In the absence of


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written instructions, BLUE proxy cards in the form accompanying this Proxy
Statement will be voted FOR the authorization of the Acquisition Proposal and FOR adjournment of the Special Meeting (should SPG Inc. deem it desirable to provide additional time to solicit additional votes).

          Shares represented by proxies which have not been revoked that either
(a) abstain from voting or (b) include an indication by a broker that it does not have discretionary authority to vote the shares subject to the proxy (a so-called "broker non-vote") will not be considered votes cast and will have no impact in determining whether the Acquisition Proposal is approved.

                      THE OFFER AND ACCOMPANYING LITIGATION

          On December 5, 2002, the Purchaser commenced the Offer. The purpose of the Offer is for SPG Inc. to acquire control of, and ultimately all the Common Stock of, the Company. If the Offer is consummated, SPG Inc. currently intends, as soon as practicable following the consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination (the "Proposed Merger") with the Purchaser or another subsidiary of SPG Inc., pursuant to which each then outstanding Share (other than Shares held by the Purchaser, SPG Inc. or its other subsidiaries) would be converted into the right to receive an amount in cash per Share equal to the highest price per Share paid by the Purchaser pursuant to the Offer, without interest. Consummation of the Offer is subject to the terms and conditions described in the Offer to Purchase and the related Letter of Transmittal, copies of which are available upon request from MacKenzie Partners at the phone numbers and address listed above. The Offer is not being made for shares of Series A Cumulative Redeemable Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock") or the Series B Preferred Stock. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock would remain outstanding following consummation of the Proposed Merger.

          BY VOTING IN FAVOR OF THE ACQUISITION PROPOSAL, THE COMPANY'S SHAREHOLDERS WILL EFFECTIVELY EXPRESS TO THE COMPANY BOARD AND THE TAUBMAN FAMILY THAT THEY WISH TO BE ABLE TO ACCEPT THE OFFER OR A SIMILAR TRANSACTION WITH SPG INC. AND ITS AFFILIATES. THIS DIRECTIVE TO THE COMPANY BOARD SHOULD ENCOURAGE ALL MEMBERS OF THE COMPANY BOARD (OR A COMMITTEE OF ITS DIRECTORS INDEPENDENT OF THE HOLDERS OF SERIES B PREFERRED STOCK) ACTING AS FIDUCIARIES FOR THE COMMON SHAREHOLDERS, TO NEGOTIATE WITH SPG INC. AND THE PURCHASER AND/OR TO REMOVE ALL IMPEDIMENTS TO THE CONSUMMATION OF THE OFFER. THIS DIRECTIVE TO THE TAUBMAN FAMILY SHOULD ENCOURAGE THE TAUBMAN FAMILY, ACTING AS FIDUCIARIES FOR THE COMMON SHAREHOLDERS, TO REMOVE ALL IMPEDIMENTS TO CONSUMMATION OF THE OFFER.

          The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn on or prior to the expiration of the Offer such number of Shares that represents, together with Shares owned by the Purchaser, SPG Inc. or any of its other subsidiaries, at least two-thirds (2/3) of the total voting power (as described in the Offer to Purchase) of the Company (the "Minimum Condition"), (ii) the Purchaser being satisfied, in its sole discretion, that after


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consummation of the Offer none of the Shares acquired by the Purchaser shall be deemed "Excess Stock" (as defined in the Company's Charter (the "Excess Share Condition")), (iii) full voting rights for all Shares to be acquired by the Purchaser pursuant to the Offer having been approved by the shareholders of the Company pursuant to the Michigan Control Share Act (by means of this proxy solicitation or otherwise) or the Purchaser being satisfied, in its sole discretion, that the provisions of such statute are invalid or otherwise inapplicable to the Shares to be acquired by the Purchaser pursuant to the Offer (the "Control Share Condition") and (iv) the Purchaser being satisfied, in its sole discretion, that, after consummation of the Offer, the Michigan Business Combination Act (Chapter 7A of the MBCA) will not prohibit for any period of time, or impose any shareholder approval requirement with respect to, the Proposed Merger or any other business combination involving the Company and the Purchaser or any other affiliate of SPG Inc. (the "Business Combination Condition"). The Offer is also subject to other terms and conditions described in the Offer to Purchase and the related Letter of Transmittal. The Offer is not conditioned on the Purchaser obtaining financing. The Offer is scheduled to expire at 12:00 midnight, New York City time on January 17, 2003, unless the Offer is extended.

          The Offer Price of $18.00 represents a 35% premium over the $13.32 closing price of the Common Stock on October 15, 2002 (the last trading day prior to SPG Inc.'s private communication to the Company expressing its interest in pursuing a business combination).

          SPG Inc. and the Purchaser believe that the Company Board (or a committee of its directors independent of the holders of Series B Preferred Stock), acting as fiduciaries for the common shareholders, could and should enter into negotiations with SPG Inc. relating to a business combination in order to allow the holders of Shares to receive the Offer Price. SPG Inc. and the Purchaser believe that the Taubman Family also has fiduciary duties to the common shareholders of the Company to take steps to remove the impediments to the consummation of the Offer.

          While SPG Inc. and the Purchaser would prefer that the Company Board and the Taubman Family take actions to facilitate the Offer, SPG Inc. and the Purchaser also have begun to take their own steps to attempt to remove the impediments to the consummation of the Offer. On December 5, 2002, SPG Inc. and the Purchaser filed a Complaint in the United States District Court for the Eastern District of Michigan (the "Complaint") against the Company, the Company Board and certain members of the Taubman Family. Among other things, the Complaint seeks to invalidate the veto power over the Offer that the Taubman Family purports to wield, and upon which the Company Board is implicitly relying. SPG Inc. and the Purchaser also assert in the Complaint that the defendants are violating Michigan law by engaging in conduct that is designed to impede the Offer and injure shareholders.

          The Complaint challenges a series of tactical corporate mechanisms that purportedly give the Taubman Family a blocking voting position against the Offer, including: (i) the Excess Share Provision (as defined below), which is unalterable and unwaivable by the Company Board absent amendment of the Charter by a two-thirds (2/3) shareholder vote; (ii) the Company Board providing to the Taubman Family, for nominal consideration, in violation of its fiduciary duties and without adequate disclosure or shareholder approval as required under Michigan law, Series B Preferred Stock that purports to increase the Taubman Family's voting power from less than


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1% to over 30%; and (iii) the Taubman Family's recent acquisition of an additional 3% of the voting power (the "New 3% Shares") by the exercise of options by the Taubman Family and the grant of irrevocable proxies by several close associates of the Taubman Family.

          Through the Complaint, SPG Inc. and the Purchaser seek, among other things, (i) a declaration that the Series B Preferred Stock and the New 3% Shares held or controlled by the Taubman Family do not have any voting rights,
(ii) a preliminary and permanent injunction preventing the Taubman Family from voting its Series B Preferred Stock and the New 3% Shares, and (iii) a declaration that both the Company Board and the Taubman Family have breached, and continue to breach, their fiduciary duties to the common shareholders. SPG Inc. and the Purchaser believe that the Taubman Family, who hold an approximately 1% economic stake in the Company, should not be permitted to use the Series B Preferred Stock and the New 3% Shares to veto the Offer and deny the holders of the Common Stock the ability to receive a premium for their Shares.

          In addition, certain other shareholders of the Company have commenced lawsuits against the Company and certain members of the Company Board relating to the Series B Preferred Stock. On November 14 and November 15, 2002, two actions, styled as class actions commenced on behalf of the Company's shareholders, were filed in the Circuit Court for the County of Oakland, State of Michigan, against the Company and certain members of the Company Board. The actions are captioned JOSEPH LEONE V. TAUBMAN CENTERS, INC., ET AL., 02-045425-CZ (filed Nov. 15, 2002) ("LEONE" action); and LIONEL Z. Glancy v. Robert Taubman et al., 02-045409-CK (filed Nov. 14, 2002) ("GLANCY" action). On November 19, 2002, a third class action captioned JUDITH B. SCHIFFMAN REVOCABLE LIVING TRUST V. TAUBMAN CENTERS, INC., ET AL., 02-045904-CB (filed November 19,
2002) was filed in the same court (the "SCHIFFMAN action").

          In the LEONE action, the complaint alleges that the Company and certain members of the Company Board have breached their fiduciary duties by, among other things, thwarting SPG Inc.'s offer to buy all outstanding Common Stock of the Company and through the issuance of Series B Preferred Stock to the Taubman family in a transaction without proper disclosure or a shareholder vote. Among other things, the LEONE action seeks as relief an order declaring that the issuance of the Series B Preferred Stock was unauthorized and that the Taubman family's voting power in the Company is illegal.

          In the GLANCY action (which names all but one of the Company's directors as defendants), the complaint alleges that the defendants are, among other things, (i) breaching their fiduciary duties by failing to take any action to inform themselves about the "generous offer made by Simon Property Group," (ii) abusing their fiduciary positions, and (iii) seeking to entrench themselves in the management of the Company. The GLANCY action seeks as relief, among other things, an order enjoining defendants from taking any action that will entrench them to the detriment of maximizing value for the public stockholders.

          The SCHIFFMAN Action, which names all of the Company's directors as defendants, contains substantially similar allegations and seeks substantially similar relief as the LEONE and GLANCY actions.

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          A Tender Offer Statement on Schedule TO (which includes the Offer to
Purchase) relating to the Offer was filed by SPG Inc. and the Purchaser with the Commission on December 5, 2002. Those documents and any amendments or supplements thereto may be obtained from the Commission, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the Commission at the address set forth immediately above, and at the Commission's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. This information also is available without charge on the Commission's website at www.sec.gov.

          IF THE ACQUISITION PROPOSAL IS NOT AUTHORIZED BY THE COMPANY'S SHAREHOLDERS, THEN SHARES WILL NOT BE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER UNLESS THE PURCHASER IS SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF THE MICHIGAN CONTROL SHARE ACT ARE INVALID OR INAPPLICABLE TO THE ACQUISITION OF SHARES BY THE PURCHASER PURSUANT TO THE OFFER.

          BY VOTING IN FAVOR OF THE ACQUISITION PROPOSAL, A SHAREHOLDER IS NOT REQUIRED TO TENDER SHARES IN THE OFFER AND WOULD NOT BE PROHIBITED FROM LATER VOTING AGAINST ANY OTHER PROPOSED CONTROL SHARE ACQUISITION OR BUSINESS COMBINATION INVOLVING THE COMPANY, SPG INC. OR THE PURCHASER. SHAREHOLDER AUTHORIZATION OF THE ACQUISITION PROPOSAL WOULD SIMPLY GIVE YOU THE OPPORTUNITY TO SELL YOUR SHARES TO THE PURCHASER PURSUANT TO THE OFFER BY AUTHORIZING VOTING RIGHTS FOR SHARES ACQUIRED BY THE PURCHASER, THEREBY SATISFYING ONE OF THE CONDITIONS TO CONSUMMATION OF THE OFFER.

                           MICHIGAN CONTROL SHARE ACT

          Chapter 7B of the MBCA contains the Michigan Control Share Act. A Michigan corporation may provide in its articles of incorporation or by-laws that it will not be subject to the Michigan Control Share Act; however, based upon its publicly filed Charter and By-Laws, the Company has not done so. In general, the Michigan Control Share Act relates to the acquisition by any person or group of voting power over voting shares of an "issuing public corporation," that would increase the voting power of such person or group to or above one-fifth (1/5), one-third (1/3) or a majority of the total voting power of all the voting shares of the corporation. An "issuing public corporation" is defined in the Michigan Control Share Act as a corporation that has: (a) 100 or more shareholders, (b) its principal place of business, principal office or substantial assets within Michigan and (c) one or more of the following: (i) more than 10% of its shareholders of record resident in Michigan, (ii) more than 10% of its shares owned of record by Michigan residents or (iii) 10,000 shareholders of record in Michigan.

          A "control share acquisition" is defined in the MBCA as the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding "control shares."

       "Control shares" means voting shares that, when added to all other shares of the corporation owned by a person (or as to which such person may exercise direct voting power), would permit such person (directly or indirectly, alone or as part of a group) to exercise or direct the exercise of voting power of a corporation equal to or greater than one-fifth (1/5), one-third (1/3) or a majority of the voting power of the corporation. An acquisition of shares is not considered a control share acquisition under certain circumstances, including where the acquisition is part of a merger or share exchange, if the corporation is a party to the agreement of merger or share exchange.

       Any person who proposes to make or has made a control share acquisition may deliver an "acquiring person statement" to the issuing public corporation, which statement must include:

       o the identity of the acquiring person and each other member of the group of which the person is a part for purposes of determining control shares;

       o a statement that the acquiring person statement is given pursuant to Chapter 7B of the MBCA;

       o the number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person and each other member of the group and the number of shares not owned by such person, but with respect to which each other person that is a member of the group has the power, directly or indirectly, to direct the exercise of voting power;

       o the range of voting power under which the control share acquisition falls or, if consummated, would fall; and

       o      if the control share acquisition has not taken place:

              o a description in reasonable detail of the terms of the proposed control share acquisition;

              o representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, would not be contrary to law;

              o a statement that the acquiring person has the financial ability to make the proposed acquisition from its own internal funds, or the acquiring person has entered into a definitive financing agreement, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the proposed control share acquisition not to be provided by funds of the acquiring person; and

              o a statement as to the purpose of the acquisition, including if the purpose is to acquire control of the business of the issuer of the securities, any plans or proposals which such persons may have to liquidate such issuer, to sell its assets to or merge it with any other persons, or to make any other major change in its business or corporate structure.

          The Purchaser currently intends to deliver to the Company on some future date an acquiring person statement. By means of this proxy statement, the Purchaser is requesting that the Company's shareholders approve a resolution at the Special Meeting granting full voting rights to the Shares to be acquired by the Purchaser pursuant to the Offer.

       If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, the directors of the issuing public corporation are required to call a special shareholders' meeting within 10 days after the delivery of a qualifying acquiring person statement for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The special shareholders' meeting must be held within 50 days after receipt by the issuing public corporation of the request, unless the acquiring person agrees in writing to another date. If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after receipt by the issuing public corporation of the acquiring person statement.

       The issuing public corporation is required to send a notice of the special meeting as promptly as reasonably practicable to all shareholders of record as of the record date set for such meeting, whether or not entitled to vote at such meeting, together with a copy of the acquiring person statement and a statement of the issuing public corporation, authorized by its directors, of the issuing public corporation's position or recommendation, or that it is taking no position, with respect to according voting rights to shares acquired in the proposed control share acquisition.

       Under the control share statute, the shares acquired in a control share acquisition by an acquiring person may only have full voting rights if, at a meeting at which a quorum is present, a resolution granting full voting rights to those shares is approved by:

       (a) A majority of the votes cast by the holders of shares entitled to vote thereon, and if the proposed control share acquisition would, if fully carried out, result in any action which would require a vote as class or series, by a majority of the votes cast by the holders of shares of each such class or series entitled to vote thereon ("Vote I"); and

       (b) A majority of the votes cast by the holders of shares entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote as a class or a series, excluding all interested shares ("Vote II").

       "Interested shares" are defined in the MBCA as shares that are entitled to vote and in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation:

       o an acquiring person or member of a group with respect to a control share acquisition;

       o      an officer of the corporation;

       o      any employee of the corporation who is also a director; or

       o      if the corporation is a bank holding company, as defined by section 1841 of the bank holding company act of 1958, 12 U.S.C. ss. 1841, the chairperson of the board, president, executive vice president, or other director, officer, or employee as may be designated by the board of directors prior to the filing of an acquiring person statement.

       Based on the Taubman Family Schedule 13D, Robert S. Taubman, the President and Chief Executive Officer of the Company and Chairman of the Company Board, holds irrevocable proxies to vote on any and all matters that come before shareholders of the Company with respect to 885,584 shares of Common Stock and 1,555,178 shares of Series B Preferred Stock. According to the Taubman Family
Schedule 13D, through these proxies and his own direct and indirect shareholdings, Robert S. Taubman, together with the Taubman Family (as defined in the Taubman Family Schedule 13D), purportedly controls 33.6% of the vote of the voting securities of the Company. As a result of their inclusion in a group formed for the purpose of acquiring, holding and voting securities of the Company that includes officers and directors of the Company, the Purchaser believes these shares should be deemed to be "interested shares" for purposes of the MBCA and ineligible to vote in Vote II. Excluding these "interested shares" (and taking into account the 11,125 shares of Common Stock held at the time of this Proxy Statement which may be deemed to be "interested shares" of SPG Inc. and the Purchaser and may be excluded from vote on the Acquisition Proposal), based on publicly available information relating to the Company, there are an aggregate of approximately 49,917,346 shares of Common Stock and (to the extent their voting rights are valid and enforceable) approximately 4,983,006 shares of Series B Preferred Stock eligible to vote in connection with Vote II.

       Additionally, because the Company's shareholders have not approved voting rights with respect to (a) the 25,054,824 shares of Series B Preferred Stock acquired by the Taubman Family in 1998 (which purportedly increased the voting power of the Taubman Family in the Company from less than 1% to over 30%) and
(b) the acquisition of irrevocable proxies to vote 885,584 shares of Common Stock and 1,555,178 shares of Series B Preferred Stock in November, 2002 to Robert S. Taubman and the acquisition of certain other shares, which, according to the Taubman Family Schedule 13D purportedly increased the voting power of the Taubman Family in the Company from approximately 30% to 33.6%, the Purchaser and SPG Inc. believe that such transactions constitute further "control share acquisitions" and none of these shares of Common Stock and shares of Series B Preferred Stock held or controlled by members of the Taubman Family are entitled to be voted in Vote I or Vote II or on any other matter subject to a shareholder vote, without first obtaining shareholder approval for granting voting rights to such shares under the Michigan Control Share Act.

       In addition to being excluded as control shares to which no voting rights are available as described above, all shares which Robert S. Taubman and William
S. Taubman might otherwise be entitled to vote are "interested shares" and the Purchaser and SPG Inc. believe should be excluded from the determination of whether majority approval is obtained in Vote II under the Michigan Control Share Act.

       If authorized by the corporation's articles of incorporation or by-laws before a control share acquisition has occurred: (i) control shares acquired in a control share acquisition with respect to which no acquiring person statement has been filed may be redeemed by the corporation at any time during the period ending up to 60 days after the end of the control share acquisition at "fair value" (as defined below) and (ii) control shares acquired in a control share acquisition which are not accorded full voting rights by the shareholders may be redeemed by the corporation at "fair value." "Fair value" is defined as a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

       Unless provided otherwise in the corporation's articles of incorporation or by-laws before the control share acquisition occurs, if control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired a majority of the corporation's voting power ("Dissenting Events"), any shareholder of the corporation, other than the acquiring person, is entitled to dissenter's rights, under which he may demand and receive payment for the "fair value" of such shareholder's shares in accordance with the dissenters' rights provisions of the Michigan Control Share Act and other provisions of the MBCA. A shareholder's failure to vote against the Acquisition Proposal will not constitute a waiver of such shareholder's dissenters' rights under the Michigan Control Share Act, if any.

       RIGHTS OF DISSENTING SHAREHOLDERS IN CONNECTION WITH A CONTROL SHARE ACQUISITION. If Dissenting Events occur in connection with a control share acquisition that is subject to the Michigan Control Share Act, any record holder of shares who follows the procedures described below will be entitled to receive "fair value" for their shares under applicable dissenters' rights provisions of Michigan corporate law (the "Control Share Dissenters' Rights Provisions"). If a corporation has provided in its by-laws or articles of incorporation that it will not be subject to the Michigan Control Share Act, dissenters' rights are not available; however, based on the publicly available Charter and By-Laws of the Company, SPG Inc. and the Purchaser believe that the Company has not so provided. In connection with a control share acquisition that is subject to the Michigan Control Share Act, set forth below is a summary of the principal steps to be taken if dissenters' rights are available and the right to dissent is to be exercised.

       If Dissenting Events occur, the corporation is required to send a written notice (the "Dissenters' Notice") to the Dissenting Shareholders advising them that they have the right to receive the "fair value" (as defined above) of their shares and making an offer to purchase their shares at a price deemed by the corporation to be the fair value. In addition, the Dissenters' Notice must:

              (i) supply a form for payment demand which includes the date of the first announcement to news media or to shareholders that the Dissenting Events have occurred, and requires that the Dissenting Shareholder certify whether or not beneficial ownership of his or her shares was acquired before such date;

              (ii) state where the payment demand and certificates for the shares must be sent; and

              (iii) set a date by which the corporation must receive the payment demand and certificates representing the Dissenting Shareholder's shares, which date may not be fewer than 30 nor more than 60 days after the date the Dissenters' Notice is delivered.

       The Dissenting Shareholder must

              (i)    demand payment,

              (ii) certify whether beneficial ownership of his or her shares was acquired prior to the date set forth in the Dissenters' Notice, and

              (iii) deposit the certificates representing his or her shares, all in accordance with the terms of the Dissenters' Notice, in order to preserve statutory dissenters' rights.

A Dissenting Shareholder who demands payment and deposits stock certificates in accordance with the terms of the Dissenters' Notice retains all other rights as a shareholder until the rights are cancelled or satisfied. A Dissenting Shareholder who fails to demand payment or deposit stock certificates as required by the Dissenters' Notice by the respective dates set forth therein is not entitled to payment for his or her shares by the corporation.

       After the demand for payment is received, the corporation is required to pay to each Dissenting Shareholder who has met all statutory conditions the "fair value" of his or her shares, plus interest, which must be accompanied by certain information, including valuation information, required by the Control Share Dissenters' Rights Provisions. However, the corporation may elect to withhold such payment from Dissenting Shareholders who acquired beneficial ownership of Shares after the date set forth in the Dissenters' Notice (the "Post Announcement Dissenting Shareholders"). If the corporation elects to withhold payment from such shareholders, it is required to send each Post Announcement Dissenting Shareholder an offer, accompanied by certain information specified in the Control Share Dissenters' Rights Provisions, to pay the corporation's estimate of the fair value of the shareholders Shares, provided that such holders agree to accept the amount offered in full satisfaction of their demands for payment.

       Within 30 days after (i) the corporation pays the Dissenting Shareholders the corporation's estimate of the fair value of their shares or (ii) the corporation offers to pay the Post Announcement Dissenting Shareholders its estimate of the fair value of their Shares, each Dissenting Shareholder may notify the corporation of such shareholder's own estimate of the value of his or her shares and amount of interest due (if it differs from the corporation's estimate) and demand payment of the shareholder's estimate of the fair value of the shares (plus interest), less any payment received from the corporation, or reject the corporation's offer and demand payment of the shareholder's estimate of the fair value of the shares (plus interest), as the case may be.

       If a demand for payment (whether an original demand or a secondary demand) by a Dissenting Shareholder remains unsettled 60 days after the receipt by the corporation of such demand, the corporation must commence a proceeding in the circuit court where the corporation's principal place of business or registered agent is located to determine the fair value of the Dissenting Shareholder's shares and accrued interest. All Dissenting Shareholders whose claims remain unsettled at such time will be made parties to those proceedings. A Dissenting Shareholder will be entitled to judgment for an amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds any amount paid by the corporation, or the fair value, plus accrued interest, of any Post Announcement Dissenting Shareholder's after-acquired shares. In a judicial proceeding brought to determine the fair value of shares, an optional dispute resolution mechanism is available upon the agreement of the parties and the approval of the court.

       The court in an appraisal proceeding will determine and assess costs against all parties in such amounts as the court finds equitable. The court may assess fees and expenses of counsel and experts against either the corporation or a dissenter if the court finds that the party against whom the fees and expenses are assessed did not comply with the requirements of the Control Share Dissenters' Rights Provisions or acted arbitrarily, vexatiously, or not in good faith in demanding payment. In addition, if the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

       THE FOREGOING SUMMARY OF THE RIGHTS OF DISSENTING SHAREHOLDERS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURES TO BE FOLLOWED BY SHAREHOLDERS DESIRING TO EXERCISE THEIR DISSENTERS' RIGHTS, IF ANY. THE PRESERVATION AND EXERCISE OF DISSENTERS' RIGHTS ARE CONDITIONED ON STRICT ADHERENCE TO THE APPLICABLE PROVISIONS OF MICHIGAN LAW.

       The foregoing summary does not purport to be a complete statement of the provisions of the Michigan Control Share Act. The foregoing summary is qualified in its entirety by reference to the Michigan Control Share Act (a copy of which is attached as Annex A to this Proxy Statement). The Purchaser urges you to consult the Michigan Control Share Act for information relating to the authorization being sought by this Proxy Statement and your rights as a Shareholder in connection therewith.

              CERTAIN LEGAL MATTERS; REQUIRED REGULATORY APPROVALS

       Except as set forth in this Proxy Statement and in the Offer to Purchase, based on its review of publicly available filings by the Company with the Commission and other publicly available information regarding the Company, the Purchaser is not aware of any licenses or regulatory permits that would be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the Purchaser's acquisition of Shares (and the indirect acquisition of the stock of the Company's subsidiaries) as contemplated herein, or, except to the extent required by any foreign regulatory authorities, any filings, approvals or other actions by or with any domestic, foreign or supranational governmental authority or administrative or regulatory agency that would be required prior to the acquisition of Shares (or the indirect acquisition of the stock of the Company's subsidiaries) by the Purchaser pursuant to the Offer as contemplated herein. Should any such approval or other action be required, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Company's business, or that certain parts of the Company's or SPG Inc.'s business might not have to be disposed of or held separate or other substantial conditions complied with in order to obtain such approval or action or in the event that such approvals were not obtained or such actions were not taken. The Purchaser does not presently intend, however, to delay the purchase of Shares tendered pursuant to the Offer pending the receipt of any such approval or the taking of any such action (subject to the Purchaser's right to delay or decline to purchase Shares if any of the conditions described in the Offer to Purchase shall have occurred).

       ANTITRUST. The acquisitions of Shares and the Proposed Merger are exempt from the pre-merger notification and reporting obligations under the Hart-Scott-Rodino Antitrust Improvements Act, though the Offer and the Proposed Merger are subject to substantive federal antitrust laws. Based upon information filed by the Company with the Commission, neither the Purchaser nor SPG Inc. believe that the Offer or the Proposed Merger would be anti-competitive or otherwise contrary to substantive federal antitrust laws.

       STATE ANTI-TAKEOVER LAWS. A number of states (including Michigan, where the Company is incorporated) have adopted takeover laws and regulations which purport, to varying degrees, to be applicable to attempts to acquire securities of corporations which are incorporated in such states or which have substantial assets, security holders, principal executive offices or principal places of business therein. The implications of such laws for the Offer are described in the Offer to Purchase.

       Except as set forth above and in the Offer to Purchase, the Purchaser is not aware of any filings, approvals or other actions by or with any federal or state governmental authority or administrative or regulatory agency that would be required prior to the acquisition of the Shares (or the indirect acquisition of the stock of the Company's subsidiaries) by the Purchaser pursuant to the Offer.

                                  OTHER MATTERS

       Except as set forth in this Proxy Statement, SPG Inc. is not aware of any other substantive matter to be considered at the Special Meeting. However, if any other matter properly comes before the Special Meeting, the accompanying BLUE proxy card also confers authority to the persons named in the accompanying proxy to vote the Shares to which the proxy relates on such other matters at their discretion.

       A copy of the Offer to Purchase is available upon request without cost from MacKenzie Partners at the phone numbers and address listed above and on the Commission's website at www.sec.gov. The Offer to Purchase contains important information and should be read by the Company's shareholders before making any decision with respect to voting.

       ONLY HOLDERS OF RECORD OF SHARES AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE WILL BE ENTITLED TO VOTE. ANY SHAREHOLDER OF RECORD ON THE RECORD DATE WILL BE ENTITLED TO VOTE AT THE SPECIAL MEETING EVEN IF SUCH SHAREHOLDER
(A) SOLD THE SHARES IT HELD ON THE RECORD DATE AFTER THE RECORD DATE OR (B) TENDERS SUCH SHARES PURSUANT TO THE OFFER, WHETHER BEFORE OR

AFTER THE RECORD DATE. THE TENDER OF SHARES PURSUANT TO THE OFFER DOES NOT CONSTITUTE THE GRANT TO SPG INC. OR THE PURCHASER OF A PROXY OR ANY VOTING RIGHTS WITH RESPECT TO THE TENDERED SHARES UNTIL SUCH TIME AS SUCH SHARES ARE ACCEPTED FOR PURCHASE BY THE PURCHASER. THE CONSUMMATION OF THE OFFER IS CONDITIONED ON, AMONG OTHER THINGS, THE COMPANY'S SHAREHOLDERS APPROVING FULL VOTING RIGHTS FOR THE SHARES TO BE ACQUIRED BY THE PURCHASER PURSUANT TO THE OFFER. ACCORDINGLY, IT IS IMPORTANT THAT EACH SHAREHOLDER VOTE THE SHARES HELD BY IT ON THE RECORD DATE, OR GRANT A PROXY TO VOTE SUCH SHARES ON THE ACCOMPANYING BLUE PROXY CARD, EVEN IF THE SHAREHOLDER DECIDES TO SELL SUCH SHARES AFTER THE RECORD DATE OR TO TENDER SUCH SHARES PURSUANT TO THE OFFER.

       IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY THE BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION CAN EXECUTE A PROXY FOR SUCH SHARES AND WILL DO SO ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM THE BENEFICIAL OWNER OF SUCH SHARES. ACCORDINGLY, EACH SHAREHOLDER WHO HOLDS SHARES THROUGH A NOMINEE SUCH AS A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION MUST CONTACT THE PERSON RESPONSIBLE FOR ITS ACCOUNT AND ADVISE THAT PERSON TO EXECUTE AND RETURN THE ACCOMPANYING BLUE PROXY CARD WITH A VOTE FOR THE AUTHORIZATION FOR THE ACQUISITION PROPOSAL AS PROMPTLY AS POSSIBLE.

       Please sign, date and mail (or direct any nominee holder to sign, date and mail) the enclosed BLUE proxy card promptly. No postage is required if mailed in the United States. By signing and mailing the enclosed BLUE proxy card, any proxy previously delivered by a shareholder with respect to the Acquisition Proposal automatically will be revoked.

       If SPG Inc. should terminate, or materially amend the terms of, the Offer prior to the Special Meeting, SPG Inc. will disseminate information regarding such changes to the Company's shareholders and, in appropriate circumstances, will provide the Company's shareholders with a reasonable opportunity to revoke their proxies prior to the Special Meeting.

                        SOLICITATION OF PROXIES; ADVISORS

       Proxies may be solicited by mail, telephone, facsimile and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of SPG Inc. or its affiliates, none of whom will receive additional compensation for such solicitations. SPG Inc. has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. SPG Inc. will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

       SPG Inc. has retained MacKenzie Partners for solicitation and advisory services in connection with this proxy solicitation. MacKenzie Partners will be paid reasonable and customary compensation and will be reimbursed for certain reasonable out-of-pocket expenses for acting (a) as proxy solicitor in connection with this Proxy Statement and (b) as Information Agent in connection with the Offer. MacKenzie Partners may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this proxy solicitation. SPG Inc. has also agreed to indemnify MacKenzie Partners against certain liabilities and expenses, including liabilities and expenses under U.S. state and federal securities laws. MacKenzie Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.

       The entire expense of soliciting proxies for the Special Meeting is being borne by SPG Inc. SPG Inc. will not seek reimbursement for such expenses from the Company. Costs incidental to this proxy solicitation include expenditures for printing, postage, legal and related expenses and are expected to be approximately $_______. Total costs incurred to date in furtherance of or in connection with this proxy solicitation are approximately $________.

                            ------------------------

       SPG Inc. has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as the dealer manager and as exclusive financial advisor to it in connection with the Offer. SPG Inc. has agreed to pay Merrill Lynch reasonable and customary compensation for these services and reimburse Merrill Lynch (in its capacity as dealer manager and exclusive financial advisor) for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its outside counsel, incurred in connection with its engagement, and will indemnify Merrill Lynch and certain related persons against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. At any time, Merrill Lynch and its affiliates may actively trade the debt and equity securities of SPG Inc. and its affiliates and the Company and its affiliates for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. Merrill Lynch and its affiliates render various financing, investment banking and other advisory services to SPG Inc. and its affiliates and are expected to continue to render such services, for which they have received and expect to continue to receive customary compensation from SPG Inc. and its affiliates.

                          INFORMATION ABOUT THE COMPANY

       The information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the Commission and other public sources and is qualified in its entirety by reference thereto. None of the Purchaser, SPG Inc., its affiliates, Merrill Lynch, MacKenzie Partners or Computershare Investor Services ("Computershare"), the depositary for the Offer, can take responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Purchaser, SPG Inc., its affiliates, Merrill Lynch, MacKenzie Partners or Computershare.

       According to its Form 10-K for the year ended December 31, 2001, the Company was incorporated in the State of Michigan in 1973, and shares of the Company were first issued to the public in 1992. The principal executive offices of the Company are located at 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303 and its telephone number is (248) 258-6800.

       According to the Company's Form 10-Q for the period ended September 30, 2002, the Company is a real estate investment trust, or "REIT" under the Internal Revenue Code, and is the general partner of The Taubman Realty Group Limited Partnership ("Taubman L.P."). Taubman

L.P. is an operating subsidiary that engages in the ownership, management, leasing, acquisition, development, and expansion of regional retail shopping centers and interests therein.

       The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the Commission by telephoning 1-800-SEC-0330. The Company's filings with the Commission are also available to the public without charge on the Commission's website (http://www.sec.gov). Copies of such materials also may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of many of the items filed with the Commission and other information concerning the Company are available for inspection at the offices of the New York Stock Exchange, Inc. (the "NYSE") located at 20 Broad Street, New York, New York 10005.

                  INFORMATION ABOUT SPG INC. AND THE PURCHASER

       SPG Inc. is a self-administered and self-managed REIT under the Internal Revenue Code. SPG L.P. is a subsidiary, and the primary operating partnership, of SPG Inc. SPG L.P. is engaged primarily in the ownership, development, management, leasing, acquisition, and expansion of income-producing properties, primarily regional malls and community shopping centers. Through its affiliated management companies, SPG L.P. provides architectural, design, construction and other services to the properties SPG Inc. owns or in which SPG Inc. holds an interest, as well as certain other regional malls and community shopping centers owned by third parties. SPG Inc. and SPG L.P. own or hold an interest in 248 income-producing properties in the United States, which consisted of 170 regional malls, 69 community shopping centers, four specialty retail centers and five office and mixed-use properties in 36 states. SPG Inc. and SPG L.P. also owned an interest in five parcels of land held for future development. In addition, SPG Inc. and SPG L.P. have ownership interests in eight additional retail real estate properties operating in Europe and Canada. SPG Inc.'s principal executive offices are located at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, IN 46204, and its telephone number is (317) 636-1600.

       The Purchaser is a Delaware corporation organized in November 2002 and a wholly owned direct subsidiary of SPG Inc., with its principal offices located at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, IN 46204. The telephone number of the Purchaser is (317) 636-1600. The Purchaser has not carried on any activities other than in connection with the Offer.

       The Purchaser is not subject to the informational filing requirements of the Exchange Act, and, accordingly, it does not file reports or other information with the Commission relating to its business, financial condition and other matters.

       SPG Inc. is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the Commission by telephoning 1-800-SEC-0330. SPG Inc.'s filings are also available to the public on the Commission's website (http://www.sec.gov). Copies of such materials also may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of many of the items filed with the Commission and other information concerning the Company are available for inspection at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

       As of December 4, 2002, 11,125 Shares of SPG Inc. and the Purchaser, in the aggregate, may be deemed to be "interested shares." On November 15, 2002, SPG Inc. purchased 1,000 Shares at a purchase price of $16.90 per Share in open market transactions at the then prevailing market price. On November 27, 2002, the Purchaser purchased 5,500 Shares at a purchase price of $16.20 per Share in open market transactions. Additionally, on November 27, 2002, SPG Inc. purchased 2,700 Shares at a purchase price of $16.20 per share and 1,800 Shares at a purchase price of $16.09 per Share, each in open market transactions. As of December 4, 2002, Fredrick W. Petri, a director of SPG Inc., owns 100 Shares and children of David Simon own 125 Shares. As a result of Mr. Simon's position as an officer of SPG Inc., his children's shares may be deemed to be "interested shares" for purposes of the Michigan Control Share Act.

                              SHAREHOLDER PROPOSALS

       According to the Company's proxy statement relating to its 2002 Annual Meeting of Shareholders, any notice of a shareholder submitting a proposal to be included in the Company's proxy statement for its 2003 Annual Meeting of Shareholders must have been received by the Company no later than December 10, 2002.

                                OTHER INFORMATION

       Certain directors, executive officers, employees and other representatives of SPG Inc. and its affiliates, which persons may also assist MacKenzie Partners in soliciting proxies, are listed on the attached Schedule I.
Schedule II and Schedule III set forth certain information, as made available in public documents, regarding Company shares held by SPG Inc. and its affiliates, the Company's principal shareholders and its management.

       THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OR EXCHANGE OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE PURCHASER'S OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER, AS FILED WITH THE COMMISSION, UNDER COVER OF SCHEDULE TO ON DECEMBER 5, 2002.

       Please indicate your support FOR the authorization of the Acquisition Proposal by completing, signing and dating the enclosed BLUE proxy card and promptly returning it in the enclosed envelope to:

                           Simon Property Group, Inc.
                          c/o MacKenzie Partners, Inc.
                               105 Madison Avenue
                            New York, New York 10016

       No postage is necessary if the envelope is mailed in the United States.

       SPG INC. AND THE PURCHASER WANT YOUR VOTE! YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD PROMPTLY AND ADVISE EACH BANK, BROKER OR OTHER NOMINEE HOLDER OF SHARES TO VOTE YOUR SHARES FOR THE SHAREHOLDER PROPOSALS DESCRIBED ABOVE.

SIMON PROPERTY GROUP, INC.
SIMON PROPERTY ACQUISITIONS, INC.


December 5, 2002

                                   SCHEDULE I

                INFORMATION CONCERNING THE DIRECTORS AND CERTAIN
           EMPLOYEES OF SPG INC. AND OTHER REPRESENTATIVES OF SPG INC.

       The following table sets forth the name of each director and executive officer of SPG Inc. who may also assist MacKenzie Partners in soliciting proxies from the Company's shareholders. Unless otherwise noted, each person's business address is c/o Simon Property Group, Inc., National City Center, 115 West Washington Street, Indianapolis, Indiana 46204. None of the officers, directors or employees of SPG Inc. set forth in the table below will receive compensation for soliciting proxies other than their ordinary compensation as an officer, director or employee, as the case may be.

                              DIRECTORS AND EXECUTIVE OFFICERS OF SPG INC.

                          NAME                     AGE                         TITLE
                          ----                     ---                         -----
        Birch Bayh..............................    74      Director
        Melvyn E. Bergstein.....................    60      Director
        Hans C. Mautner.........................    65      Vice Chairman of the Board
        G. William Miller.......................    77      Director
        J. Albert Smith, Jr.....................    62      Director
        Pieter S. van den Berg..................    56      Director
        Philip J. Ward..........................    54      Director
        Melvin Simon............................    76      Co-Chairman of the Board
        Herbert Simon...........................    68      Co-Chairman of the Board
        David Simon.............................    41      Chief Executive Officer and Director
        Richard S. Sokolov......................    52      President, Chief Operating Officer and Director
        Fredrick W. Petri.......................    55      Director
        M. Denise DeBartolo York................    51      Director
        Randolph L. Foxworthy...................    58      Executive Vice President - Corporate Development
        William J. Garvey.......................    63      Executive Vice President - Property Development
        Gary L. Lewis...........................    44      Executive Vice President - Leasing
        John R. Neutzling.......................    50      Executive Vice President - Property Management
        Stephen E. Sterrett.....................    47      Executive Vice President - Chief Financial Officer
        James M. Barkley........................    50      General Counsel and Secretary
        Andrew Juster...........................    50      Treasurer

                                   SCHEDULE II

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

       Set forth below is information regarding the Common Stock and the Series B Preferred Stock owned by persons owning more than 5% of the total number of shares of Common Stock and Series B Preferred Stock, on a combined basis. Such information is derived from (i) the Company's Proxy Statement for its 2002 Annual Meeting (the "2002 Proxy Statement"), (ii) the Company's Form 10-Q for the quarter ended September 30, 2002 (the "September 30, 2002 10-Q") and (iii) the Taubman Family Schedule 13D. All percentages set forth below are based on a total of 51,314,492 shares of Common Stock and 31,767,066 shares of Series B Preferred Stock outstanding as of September 30, 2002, in each case based on the September 30, 2002 10-Q. According to the Charter, the Series B Preferred Stock votes with the Common Stock on all matters. As described above under "The Offer and Accompanying Litigation," however, SPG Inc. and the Purchaser, as well as other shareholders of the Company, have filed lawsuits regarding the legality of the voting rights of the Series B Preferred Stock and the New 3% Shares held or controlled by the Taubman Family. These lawsuits are based in part on a claim that the Series B Preferred Stock issued to the Taubman Family should not have voting rights under the Michigan Control Share Act. According to the Company's public filings, the 31,767,066 outstanding shares of Series B Preferred Stock are convertible into shares of Common Stock at a rate of one share of Common Stock for each 14,000 shares of Series B Preferred Stock, in specified circumstances (any resulting fractional shares will be redeemed for cash). Common Stock figures shown below assume that outstanding shares of Series B Preferred Stock are not converted into Common Stock. Based on information reported in or based on the September 30, 2002 10-Q and the 2002 Proxy Statement, SPG Inc. believes that certain holders of partnership interests ("Units of Partnership Interests" or "Units") in The Taubman Realty Group Limited Partnership ("TRG") have the ability to convert 7,097,979 Units into an equal number of shares of Common Stock. Common Stock figures shown below assume that outstanding Units are not converted into shares of Common Stock. According to the September 30, 2002 10-Q, there are options to purchase 3,200,000 Units outstanding (each of which entitles the holder thereof to purchase one Unit which, in turn, is convertible into one share of Common Stock). Common Stock figures shown below assume that outstanding options to purchase Units are not exercised.

----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
Name and Address of           Shares of      Percent of   Shares of        Percent of    Total Shares   Percent of
Beneficial Owner              Common Stock   Common       Series B         Series B      Beneficially   Total Shares
                              Beneficially   Stock        Preferred        Preferred     Owned
                              Owned                       Stock            Stock
                                                          Beneficially
                                                          Owned
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
A. Alfred Taubman             186,937(1)     *            24,669,087(2)    77.7%         24,856,024     29.9%
1820 S. Ocean Blvd.
South Palm Beach, Florida
33480
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------


                                      II-1

----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
Name and Address of           Shares of      Percent of   Shares of        Percent of    Total Shares   Percent of
Beneficial Owner              Common Stock   Common       Series B         Series B      Beneficially   Total Shares
                              Beneficially   Stock        Preferred        Preferred     Owned
                              Owned                       Stock            Stock
                                                          Beneficially
                                                          Owned
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
Morgan Stanley, Dean          6,123,024(3)   11.9%        0                n/a           6,123,024      7.4%
Witter, & Co.

Morgan Stanley Dean Witter
Asset Management, Inc.
1585 Broadway
New York, NY 10036
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
Security Capital Group        5,327,175      10.4%        0                n/a           5,327,175      6.4%
Incorporated

Security Capital Research
Management Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico 87501
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------
LaSalle Investment            4,253,350(4)   8.3%         0                n/a           4,253,350      5.1%
Management, Inc.

LaSalle Investment
Management(Securities), L.P.
200 East Randolph Drive
Chicago, Illinois 60601
----------------------------- -------------- ------------ ---------------- ------------- -------------- --------------

-------------
*      less than 1%

(1) As set forth in the 2002 Proxy Statement, includes 100 shares of Common Stock owned by Mr. A. Taubman's revocable trust and 186,837 shares of Common Stock held by TRA Partners ("TRAP"). Mr. A. Taubman's trust is the managing general partner of TRAP and has the sole authority to vote and dispose of the Common Stock held by TRAP. Mr. A. Taubman disclaims any beneficial ownership of the Common Stock held by TRAP and the other entities discussed in footnote (2) below beyond his pecuniary interest in the entities that own the securities.

(2) As set forth in the 2002 Proxy Statement, shares of Series B Preferred Stock are owned by Mr. A. Taubman in the same manner and in the same amounts as the Units of Partnership Interest (which Units are not convertible into shares of Common Stock pursuant to the Second Amended and Restated Continuing Offer, effective as of May 11, 2000, by the Company to certain holders of Units) held by Mr. A. Taubman as described below.

       Mr. A. Taubman's holdings of Units of Partnership Interests consist of 9,875 Units of Partnership Interest held by Mr. A. Taubman's trust, 17,699,879 Units of Partnership Interest owned by TRAP, 11,011 Units of

       Partnership Interest owned by Taubman Realty Ventures ("TRV"), of which Mr. A. Taubman's trust is the managing general partner, and 1,975 Units of Partnership Interest held by Taub-Co Management, Inc. ("Taub-Co"). Because, according to the 2002 Proxy Statement, the sole holder of voting shares of Taub-Co is Taub-Co Holdings Limited Partnership, of which Mr.
       A. Taubman's trust is the managing general partner, Mr. A. Taubman may be deemed to be the beneficial owner of the Units of Partnership Interest held by Taub-Co. According to the 2002 Proxy Statement, Mr. A. Taubman disclaims beneficial ownership of any Units held by Taub-Co beyond his pecuniary interest in Taub-Co. Also includes 6,327,098 Units of Partnership Interest owned by TG Partners Limited Partnership ("TG Partners"), 445,191 Units held by a subsidiary of TG Partners (such subsidiary and TG Partners are collectively referred to as "TG") and 174,058 Units of Partnership Interest which are held by Courtney Lord, the Company's Senior Vice President of Leasing, but for which Mr. Lord has granted an irrevocable proxy to TG Partners. The 174,058 Units held by Mr. Lord are not presently entitled to any partnership distributions except in the event of a liquidation. Such Units will be released from the irrevocable proxy and become entitled to receive distributions over the three years remaining in the original five-year vesting period. Because, according to the 2002 Proxy Statement, Mr. A. Taubman, through control of TRV's and TG Partners' managing partner, has sole authority to vote and (subject to certain limitations) dispose of the Units of Partnership Interest held by TRV and TG, respectively, Mr. A. Taubman may be deemed to be the beneficial owner of all of the Units of Partnership Interest held by TRV and TG. Mr. A. Taubman disclaims beneficial ownership of any Units of Partnership Interest held by TRV and TG beyond his pecuniary interest in those entities. Mr. A. Taubman disclaims any beneficial ownership of the Series B Preferred Stock held by TRAP and the other entities discussed above in footnote (1) beyond his pecuniary interest in the entities that own the securities.

(3) As set forth in the 2002 Proxy Statement, held on behalf of various investment advisory clients, none of which holds more than 5% of the Common Stock.

(4) As set forth in the 2002 Proxy Statement, includes ownership of Common Stock on behalf of Stichting Pensioenfonds Voor de Gezondheid Geestelijke en Maatschappelijke Belangen.

                                  SCHEDULE III

                        SECURITY OWNERSHIP OF MANAGEMENT

       Set forth below is information regarding the Common Stock and the Series B Preferred Stock owned by directors and officers of the Company, individually and as a group on a combined basis. Such information is derived from (i) the 2002 Proxy Statement, (ii) the September 30, 2002 10-Q and (iii) the Taubman Family Schedule 13D. All percentages are based on 51,314,492 shares of Common Stock and 31,767,066 shares of Series B Preferred Stock outstanding as of September 30, 2002, in each case based on the September 30, 2002 10-Q. According to the Charter, the Series B Preferred Stock votes with the Common Stock on all matters. As described above under "The Offer and Accompanying Litigation," however, SPG Inc. and the Purchaser, as well as other shareholders of the Company, have filed lawsuits regarding the legality of the voting rights of the Series B Preferred Stock and the New 3% Shares held or controlled by the Taubman Family. According to the Company's public filings, the 31,767,066 outstanding shares of Series B Preferred Stock are convertible into shares of Common Stock at a rate of one share of Common Stock for each 14,000 shares of Series B Preferred Stock in specified circumstances (any resulting fractional shares will be redeemed for cash). Unless otherwise noted, Common Stock figures shown below assume that outstanding shares of Series B Preferred Stock are not converted into Common Stock. Based on information reported in or derived from the September 30, 2002 10-Q and the 2002 Proxy Statement, SPG Inc. believes that certain holders of Units have the ability to convert 7,097,979 Units into an equal number of shares of Common Stock. Unless otherwise noted, Common Stock figures shown below assume that outstanding Units are not converted into shares of Common Stock. According to the September 30, 2002 10-Q, there are options to purchase 3,200,000 Units outstanding (each of which entitles the holder thereof to purchase one Unit which, in turn, is convertible into one share of Common Stock). Unless otherwise noted, Common Stock figures shown below assume that outstanding options to purchase Units are not exercised.

--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Name and Address of Beneficial Owner          Shares of      Percent     Shares of       Percent     Total Shares    Percent
                                              Common Stock   of Common   Series B        of Series   Beneficially    of Total
                                              Beneficially   Stock       Preferred       B           Owned           Shares
                                              Owned                      Stock           Preferred
                                                                         Beneficially    Stock
                                                                         Owned
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Robert S. Taubman                             2,215,101(1)   4.2%        26,784,060(2)   84.3%       28,999,161(3)   34.4%
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
William S. Taubman                            747,564(4)     1.4%        5,925(5)        *           753,489         *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Lisa A. Payne                                 608,328(6)     1.2%        0               n/a         608,328         *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Courtney Lord                                 2,034(7)       *           193,095(8)      *           195,129         *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
John L. Simon                                 26,918(9)      *           0               n/a         26,918          *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Graham T. Allison                             1,430          *           0               n/a         1,430           *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Allan J. Bloostein                            5,000          *           0               n/a         5,000           *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------


                                     III-1

--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Jerome A. Chazen                              10,000         *           0               n/a         10,000(10)      *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
S. Parker Gilbert                             130,000(11)    *           0               n/a         130,000         *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Peter Karmanos, Jr.                           40,000         *           0               n/a         40,000          *
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Esther R. Blum                                0              n/a         0               n/a         0               n/a
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------
Directors and Executive Officers as a Group   3,038,811      5.8%        26,977,155      84.9%       30,015,966      35.6%
--------------------------------------------- -------------- ----------- --------------- ----------- --------------- -----------

----------------
*      less than 1%

(1) As set forth in the Taubman Family Schedule 13D, consists of A) 885,584 shares of Common Stock subject to the following voting agreements: (1) Voting Agreement among Mr. R. Taubman, Max M. Fisher, as Trustee of The Max M. Fisher Revocable Trust, and Martinique Hotel, Inc. (the "Fisher Agreement"); (2) Voting Agreement between Mr. R. Taubman and John Rakolta Jr., Terry Rakolta, the Eileen Heather Vanderkloot Irrevocable Trust, U/A dated 12/22/92, the Lauren Rakolta Irrevocable Trust, U/A dated 12/22/92, the Paige Alexandra Rakolta Irrevocable Trust, U/A dated 12/22/92 and the John Rakolta, III Irrevocable Trust, U/A dated 12/22/92 (the "Rakolta Agreement"); and (3) Voting Agreement between Mr. R. Taubman and Robert
       C. Larson as Trustee of the Robert C. Larson Revocable Trust u/a/d 11/24/96, as amended (the "Larson Agreement", and together with the Fisher Agreement and the Rakolta Agreement, the "Voting Agreements"); B) 245,016 presently vested options (each of which entitles the holder thereof to purchase one Unit which, in turn, is convertible into one share of Common Stock) granted to Mr. R. Taubman; C) 584,064 presently vested options (each of which entitles the holder thereof to purchase one Unit which, in turn, is convertible into one share of Common Stock) granted to William S. Taubman; and D) 500,437 shares of Common Stock collectively held by Mr. R. Taubman, together with The A. Alfred Taubman Restated Irrevocable Trust, Mr. W. Taubman, TRA Partners, TRV, Taub-Co, TG Partners and R&W-TRG LLC ("R&W") (the "Taubman Family").

(2) As set forth in the Taubman Family Schedule 13D, consists of 1,555,178 shares of Series B Preferred Stock subject to the Voting Agreements and 25,228,882 shares of Series B Preferred Stock held by the Taubman Family.

(3) As set forth in the Taubman Family Schedule 13D, pursuant to the Voting Agreements, Mr. R. Taubman has the sole and absolute right to vote 885,584 shares of Common Stock and 1,555,178 shares of Series B Preferred Stock. As set forth in the Taubman Family Schedule 13D, the Taubman Family holds 500,437 shares of Common Stock (excluding the 245,016 and 584,064 presently vested options (each of which entitles the holder thereof to purchase one Unit which, in turn, is convertible into one share of Common Stock) granted to Mr. R. Taubman and Mr. W. Taubman, respectively) and 25,228,882 shares of Series B Preferred Stock. When combined with the shares of Common Stock and Series B Preferred Stock subject to the Voting Agreements, the Taubman Family and Mr. R. Taubman have the right to vote 26,784,060 shares of Series B Preferred Stock and 1,386,021 shares of Common Stock, representing 33.6% of the outstanding voting stock of the Company (calculated based on 52,183,395 shares of Common Stock and 31,767,066 shares of Series B Preferred Stock outstanding as of November 11, 2002).

(4) As set forth in the 2002 Proxy Statement and the Taubman Family Schedule 13D, consists of 584,064 shares of Common Stock that Mr. W. Taubman has the right to receive upon the exchange of Units of Partnership Interest that are subject to vested options granted under the 1992 Incentive Option Plan of TRG ("Incentive Options"), 150,000 shares of Common Stock owned by Mr. W. Taubman and 13,500 shares of Common Stock owned by his children and for which Mr. W. Taubman disclaims any beneficial interest. According to the 2002 Proxy Statement, excludes all shares of Voting Stock held by TRAP, TRV, Taub-Co, or TG because Mr. W. Taubman has no voting or dispositive control over such entities' assets. Mr. W.


                                     III-2

       Taubman disclaims any beneficial interest in the Voting Stock held by TRAP, TRV, Taub-Co, and TG beyond his pecuniary interest in the entities that own the securities.

(5) As set forth in the 2002 Proxy Statement, excludes 547,945 shares of Series B Preferred Stock that R&W holds and that are included in Mr. R. Taubman's holdings described in footnote (2) above. According to the 2002 Proxy Statement, excludes all shares of Voting Stock held by TRAP, TRV, Taub-Co, or TG because Mr. W. Taubman has no voting or dispositive control over such entities' assets. Mr. W. Taubman disclaims any beneficial interest in the Series B Preferred Stock held by R&W and in the Voting Stock held by TRAP, TRV, Taub-Co, and TG beyond his pecuniary interest in the entities that own the securities.

(6) As set forth in the 2002 Proxy Statement, consists of 7,500 shares of Common Stock that Ms. Payne owns and 600,828 shares of Common Stock that Ms. Payne will have the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options.

(7) As set forth in the 2002 Proxy Statement, consists of 1,504 shares of Common Stock owned by Mr. Lord, 530 shares of Common Stock owned by Mr. Lord's wife for which he disclaims any beneficial interest.

(8) As set forth in the 2002 Proxy Statement, consists of 193,095 shares of Series B Preferred Stock acquired by Mr. Lord in exchange for all of Mr. Lord's equity interest in Lord Associates, Inc. in November 1999. According to the 2002 Proxy Statement, does not include 174,058 shares of Series B Preferred Stock acquired by Mr. Lord in connection with the Lord Associates transaction for which Mr. Lord has granted to TG Partners an irrevocable proxy and over which Mr. Lord has not voting or dispositive power.

(9) As set forth in the 2002 Proxy Statement, consists of 2,000 shares of Common Stock that Mr. Simon owns, 3,191 shares of Common Stock which Mr. Simon may be deemed to own through his investment in the Taubman Centers Stock Fund, one of the investment options under the Company's 401(k) Plan, and 21,727 shares of Common Stock that Mr. Simon has the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options.

(10) As set forth in the 2002 Proxy Statement, excludes 15,000 shares of Series A Cumulative Redeemable Stock ("Series A Preferred Stock") owned by Mr. Chazen and 20,000 shares (or, in the aggregate, less than 1%) of Series A Preferred Stock owned by his children and for which Mr. Chazen disclaims any beneficial ownership. The Series A Preferred Stock does not entitle its holders to vote.

(11) As set forth in the 2002 Proxy Statement, includes 80,000 shares of Common Stock held by The Gilbert 1996 Charitable Remainder Trust, an irrevocable trust of which Mr. Gilbert is a co-trustee. According to the 2002 Proxy Statement, Mr. Gilbert disclaims any beneficial interest in such shares beyond any deemed pecuniary interest as the result of his wife's current beneficial interest in the trust.


                                     III-3

          Except as otherwise noted, the information concerning the Company in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. SPG Inc. and the Purchaser disclaim any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company or any other third party to disclose events that may have occurred any may affect the significance or accuracy of any such information but which are unknown to SPG Inc. and the Purchaser.

                                                                         Annex A

                                   CHAPTER 7B
                           CONTROL SHARE ACQUISITIONS

450.1790          SHORT TITLE; "CONTROL SHARES" DEFINED.

       Sec. 790. (1) This chapter shall be known and may be cited as the "Stacey, Bennett, and Randall shareholder equity act".

       (2) As used in this chapter, "control shares" means shares that, except for this chapter, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:

       (a) 1/5 or more but less than 1/3 of all voting power.

       (b) 1/3 or more but less than a majority of all voting power.

       (c) A majority of all voting power.

450.1791 "CONTROL SHARE ACQUISITION" DEFINED; ACQUISITION OF SHARES OR POWER TO DIRECT EXERCISE OF VOTING POWER; ACQUISITION OF SHARES IN ORDINARY COURSE OF BUSINESS FOR BENEFIT OF OTHERS IN GOOD FAITH; ACQUISITION OF SHARES NOT CONSTITUTING CONTROL SHARE ACQUISITION.

       Sec. 791. (1) As used in this chapter, "control share acquisition" means the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares.

       (2) For purposes of this section, shares or the power to direct the exercise of voting power acquired within a 90-day period, or shares or the power to direct the exercise of voting power acquired pursuant to a plan to make a control share acquisition, are considered to have been acquired in the same acquisition.

       (3) For purposes of this section, a person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this chapter has voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

       (4) For purposes of this section, the acquisition of any shares of an issuing public corporation does not constitute a control share acquisition if the acquisition is consummated in any of the following circumstances:

       (a) Before January 1, 1988.


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       (b) Pursuant to a contract existing before January 1, 1988.

       (c) By gift, testamentary disposition, marital settlement, descent and distribution, or otherwise without consideration.

       (d) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this chapter.

       (e) Pursuant to a merger or share exchange effected in compliance with sections 701 to 735 if the issuing public corporation is a party to the agreement of merger or share exchange.

       (f) By a governmental official acting in an official or fiduciary capacity.

       (5) For purposes of this section, the acquisition of shares of an issuing public corporation in good faith and not for the purpose of circumventing this chapter by any person whose voting rights previously had been authorized by shareholders in compliance with this chapter, or whose previous acquisition of shares of an issuing public corporation would have constituted a control share acquisition but for subsection (4), does not constitute a control share acquisition, unless the acquisition entitles a person, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of voting power of the corporation in the election of directors in excess of the range of the voting power which the acquiring person was entitled to exercise or direct prior to such acquisition.

450.1792 "INTERESTED SHARES" DEFINED.

       Sec. 792. As used in this chapter, "interested shares" means the shares of an issuing public corporation entitled to vote pursuant to section 798(2) in respect of which any of the following persons may exercise or direct the exercise of the voting power of the corporation:

       (a) An acquiring person or member of a group with respect to a control share acquisition.

       (b) Any officer of the issuing public corporation.

       (c) Any employee of the issuing public corporation who is also a director of the corporation.

       (d) If the corporation is a bank holding company, as defined by section 1841 of the bank holding company act of 1958, 12 U.S.C. 1841, the chairperson of the board, president, executive vice president, or other director, officer, or employee as may be designated by the board of directors prior to the filing of an acquiring person statement.

450.1793 "ISSUING PUBLIC CORPORATION" DEFINED; PRESUMPTIVE RESIDENCE OF SHAREHOLDER.

       Sec. 793. (1) As used in this chapter, "issuing public corporation" means a corporation that has all of the following:


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       (a) 100 or more shareholders of record.

       (b) Its principal place of business, its principal office, or substantial assets within Michigan.

       (c) 1 or more of the following:

       (I) More than 10% of its shareholders of record resident in Michigan.

       (II) More than 10% of its shares owned of record by Michigan residents.

       (III) 10,000 shareholders of record resident in Michigan.

       (2) The residence of a shareholder is presumed to be the address appearing in the records of the corporation.

       (3) Shares held by banks, except as trustee, guardian, conservator, personal representative, executor, or other fiduciary; brokers; or nominees shall be disregarded for purposes of calculating the percentages or numbers under this section.

450.1794 VOTING RIGHTS GENERALLY.

       Sec. 794. Unless the corporations' articles of incorporation or bylaws provide that this chapter does not apply to control share acquisitions of shares of the corporation before the control share acquisition, control shares of an issuing public corporation acquired in a control share acquisition have only such voting rights as are conferred by section 798.

450.1795 ACQUIRING PERSON STATEMENT.

       Sec. 795. Any person who proposes to make or has made a control share acquisition may at the person's election deliver an acquiring person statement to the issuing public corporation at the issuing public corporation's principal office. The acquiring person's statement, if submitted, is for informational purposes only. If the acquiring person statement is delivered to the corporation, the person shall also file a copy of the statement with the administrator. The acquiring person statement shall set forth all of the following:

       (a) The identity of the acquiring person and each other member of the group of which the person is a part for purposes of determining control shares.

       (b) A statement that the acquiring person statement is given pursuant to this chapter.

       (c) The number of shares of the issuing public corporation owned, directly or indirectly, by the acquiring person and each other member of the group and the number of shares not owned by such person, but with respect to which each person has the power, directly or indirectly, to direct the exercise of voting power.

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       (d) The range of voting power under which the control share acquisition falls or, if consummated, would fall.

       (e) If the control share acquisition has not taken place:

       (I) A description in reasonable detail of the terms of the proposed control share acquisition.

       (II) Representations of the acquiring person, together with a statement in reasonable detail of the facts upon which they are based, that the proposed control share acquisition, if consummated, will not be contrary to law.

       (III) A statement that the acquiring person has the financial ability to consummate the proposed control share acquisition from its own internal funds, or the acquiring person has entered into a definitive financing agreement, with 1 or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the proposed control share acquisition not to be provided by funds of the acquiring person. A copy of the definitive financing agreement and evidence of the acquiring person's financial capability to consummate the proposed control share acquisition shall be provided to the corporation with the acquiring person statement.

       (IV) A statement as to the purpose of the acquisition, including if the purpose is to acquire control of the business of the issuer of the securities, any plans or proposals which such persons may have to liquidate such issuer, to sell its assets to or merge it with any other persons, or to make any other major change in its business or corporate structure.

450.1796 SPECIAL MEETING OF SHAREHOLDERS; PURPOSE; TIME.

       Sec. 796. (1) If the acquiring person so requests at the time of delivery of an acquiring person statement and gives an undertaking to pay the corporation's expenses of a special meeting, within 10 days after the delivery, the directors of the issuing public corporation shall call a special meeting of shareholders of the issuing public corporation for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition. The corporation may require the acquiring person in advance of the meeting to pay or provide for payment of the amount reasonably estimated by the corporation as its expenses of a special meeting.

       (2) Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after receipt by the issuing public corporation of the request.

       (3) If no request is made, but an acquiring person statement has been filed with the corporation, the voting rights to be accorded the shares acquired in the control share acquisition shall be presented at the next special or annual meeting of shareholders.

       (4) If the acquiring person so requests in writing at the time of delivery of the acquiring person statement, the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the acquiring person statement.

450.1797 NOTICE OF SPECIAL OR ANNUAL SHAREHOLDER MEETING.

       Sec. 797. (1) If a special meeting is requested, notice of the special meeting of shareholders shall be given as promptly as reasonably practicable by the issuing public corporation to all shareholders of record as of the record date set for the meeting, whether or not entitled to vote at the meeting.

       (2) Notice of the special or annual shareholder meeting at which the voting rights are to be considered shall include or be accompanied by both of the following:

       (a) A copy of the acquiring person statement delivered to the issuing public corporation pursuant to this chapter.

       (b) A statement by the board of directors of the corporation, authorized by its directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the control share acquisition.

450.1798 VOTING RIGHTS OF CONTROL SHARES ACQUIRED IN CONTROL SHARE ACQUISITION; RESOLUTION.

       Sec. 798. (1) Control shares acquired in a control share acquisition have the same voting rights as were accorded the shares before the control share acquisition only to the extent granted by resolution approved by the shareholders of the issuing public corporation.

       (2) To be approved under this section, the resolution shall be approved by both of the following:

       (a) A majority of the votes cast by the holders of shares entitled to vote thereon, and if the proposed control share acquisition would, if fully carried out, result in any action which would require a vote as class or series, by a majority of the votes cast by the holders of shares of each such class or series entitled to vote thereon.

       (b) A majority of the votes cast by the holders of shares entitled to vote and a majority of the votes cast by the holders of shares of each class or series entitled to vote as a class or series, excluding all interested shares.

450.1799 SHARES SUBJECT TO REDEMPTION; DISSENTERS' RIGHTS; NOTICE; "FAIR VALUE" DEFINED.

       Sec. 799. (1) If authorized in an issuing public corporation's articles of incorporation or bylaws before a control share acquisition has occurred, control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the issuing public corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the corporation at the fair value of the shares pursuant to the procedures adopted by the corporation.

       (2) If authorized in a corporation's articles or bylaws before a control share acquisition has occurred, after an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the corporation at the fair value of the shares pursuant to the procedures adopted by the corporation unless the shares are accorded full voting rights by the shareholders as provided in section 798.

       (3) Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired a majority of all voting power of the corporation, shareholders of the issuing public corporation, other than the acquiring person, have dissenters' rights as provided in this section.

       (4) As soon as practicable after such events have occurred, the board of directors shall cause a notice to be sent to all shareholders of the corporation advising them that they have dissenters' rights to receive the fair value of their shares and making an offer to pay for the shares at a specified price deemed by the corporation to be the fair value. The issuing public corporation and the shareholders shall have all further rights as are provided in this act.

       (5) As used in this section, "fair value" means a value not less than the highest price paid per share by the acquiring person in the control share acquisition.

                                    IMPORTANT

       Your vote is important! No matter how many Shares you own, please give SPG Inc. your vote by:

       SIGNING the enclosed BLUE proxy card;

       DATING the enclosed BLUE proxy card; and

       MAILING the enclosed BLUE proxy card TODAY in the enclosed postage paid envelope.

       If you have any questions, or would like a copy of the Offer to Purchase, the Letter of Transmittal for the Offer or any related documents, or require any additional information concerning this Proxy Statement, voting your Shares or the Offer, please contact MacKenzie Partners at the address or phone numbers set forth below. If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote those Shares and then only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and advise them to vote FOR the proposal authorizing the acquisition of Shares pursuant to the Offer by having them date, execute and return the BLUE proxy card promptly.

                         [MACKENZIE PARTNERS, INC. LOGO]
                               105 MADISON AVENUE
                            NEW YORK, NEW YORK 10016

                          CALL COLLECT: (212) 929-5500
                                       OR
                         CALL TOLL-FREE: (800) 322-2885

                               FAX: (212) 929-0308

                                                                PRELIMINARY COPY


                                      PROXY

                           THIS PROXY IS SOLICITED BY
        SIMON PROPERTY GROUP, INC. AND SIMON PROPERTY ACQUISITIONS, INC.
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                              TAUBMAN CENTERS, INC.
                                UNDER CHAPTER 7B
                    OF THE MICHIGAN BUSINESS CORPORATION ACT

       The undersigned hereby appoints Stephen E. Sterrett, James M. Barkley, Esq. and Shelly J. Doran, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding shares of Common Stock (the "Shares"), par value $0.01 per share, of Taubman Centers, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of the Company's shareholders to be held on __________ (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matter:

        SIMON PROPERTY GROUP, INC. AND SIMON PROPERTY ACQUISITIONS, INC.
               RECOMMEND A VOTE FOR THE PROPOSAL SET FORTH BELOW

       ACQUISITION PROPOSAL. A resolution of the Company's shareholders granting full voting rights for all Shares to be acquired by Simon Property Acquisitions, Inc. (the "Purchaser") pursuant to the Offer to Purchase, dated December 5, 2002 and the related Letter of Transmittal, as the same may be amended from time to time, that would entitle the Purchaser directly or indirectly to control a majority of the voting power of the Company in the election of its directors:

                  [_]  FOR          [_]  AGAINST     [_]  ABSTAIN

       In their discretion, the proxies named above are authorized to vote upon such other matters (other than with respect to the election of Company directors) as may properly come before the Special Meeting and any adjournment or postponement thereof. This proxy is not intended to, and does not, grant any discretionary or other authority to vote the shares represented by this proxy in any election of Company directors.



                          [PROXY CONTINUED ON REVERSE]

       This proxy when properly executed will be voted as directed above. If no directions are given, this proxy will be voted FOR the proposal to authorize the acquisition of Shares pursuant to the Offer, and, if the above named proxies deem it advisable, FOR the adjournment of the Special Meeting to provide more time to solicit votes to authorize such acquisition of Shares. The undersigned hereby acknowledges receipt of the Proxy Statement of Simon Property Group, Inc. and Simon Property Acquisitions, Inc. dated __________, soliciting proxies for the Special Meeting.

       All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

Dated: _______________


                                         ---------------------------------------
                                         (Signature)


                                         ---------------------------------------
                                         (Name/Title)


                                         ---------------------------------------
                                         (Signature, if jointly held)


                                         ---------------------------------------
                                         (Name/Title)

       Please sign your name exactly as you print it on the line immediately below the signature line.

       If shares are held by joint tenants or otherwise jointly held, both parties should sign.

       If you are signing as an attorney, executor, administrator, trustee or guardian, please specify your title.

       If the holder is a corporation, please sign in the full corporate name by the President or other authorized officer.

       If the holder is a partnership, please sign in the partnership name by an appropriate authorized person.

       Please complete, sign, date and mail promptly your proxy in the enclosed postage paid envelope to:

                           SIMON PROPERTY GROUP, INC.

                          C/O MACKENZIE PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10016